Exhibit (j)

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A) (No. 33-45973) of BT Pyramid Mutual Funds of our reports dated November 13, 2002, included in the 2002 Annual Report to shareholders of PreservationPlus Fund.


/s/ERNST & YOUNG LLP

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 28, 2003